EXHIBIT 10.1

THIS NOTE AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

DOUBLE EAGLE HOLDINGS, LTD.

No. ____

___________, 2011

$__________

8% ONE YEAR SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
DUE ____________, 2012

DOUBLE EAGLE HOLDINGS, LTD., a Nevada corporation (the “Company”), for value received, hereby promises to pay to _____________________ or registered assigns (the “Holder”) on the __ day of ________, 2012, one year from the date of issuance (the “Maturity Date”), at the principal offices of the Company, the principal sum of __________________ Dollars, ($__________) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal balance at the rate of eight percent (8%) per annum from the date hereof until the Maturity Date. Interest hereunder shall accrue and shall be payable together with the principal on the Maturity Date in like coin or currency to the Holder at the office of the Company as hereinabove set forth.

1.	Senior Indebtedness

A.           This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future, and, if divided into separate Notes, all such Notes shall rank equally and ratably without preference or priority of any of said Notes over any others thereof.  Further, this Note, together with the other Offering Notes (as hereinafter defined) (this Note and all such Offering Notes ranking pari passu as among themselves) shall constitute senior indebtedness of the Company, senior to all indebtedness now or hereafter existing.

B.           As used herein, the term “indebtedness” shall mean the principal of and premium, if any, and interest on (i) all indebtedness of the Company, whether outstanding on the date of this Note or thereafter created, (a) for money borrowed by the Company, (b) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (c) in respect of letters of credit and acceptances issued or made by banks, or (d) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (ii) all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness.

C.           The obligations of the Company hereunder are secured by a continuing security interest in all assets of the Company pursuant to the terms of a Security Agreement by and among the Company on the one hand, and the Holder and the other Holders of Offering Notes (the “Security Agreement”).

2.	Prepayment

A.           This Note and unpaid accrued interest thereon may be prepaid by the Company, in whole or in part, at any time and from time to time from and after the date hereof and prior to the Maturity Date, without premium or penalty, provided the Company shall give the Holder at least thirty (30) days’ written notice of its intention to make such prepayment, in which case the Holder may exercise the conversion rights set forth in Section 3 at any time prior to such prepayment.

B.           This Note and unpaid accrued interest thereon is mandatorily prepayable in the event the Company consummates a “Transaction Event.” A “Transaction Event” is defined as (i) the merger of the Company with a third party where the Company is either not the surviving entity or the shareholders of the Company prior to the merger do not own a majority of the issued and outstanding common stock of the merged entity post-merger; (ii) the sale of all the Company’s common stock is pursuant to a tender offer or similar transaction, regardless of whether or not followed by a merger; or (iii) the sale of substantially all of the Company’s assets in a single transaction or a series of transactions. The Company shall give the Holder at least thirty (30) days’ written notice of its intention to consummate a Transaction Event, in which case the Holder may exercise the conversion rights set forth in Section 3 at any time prior to the consummation of the Transaction Event.

3.	Conversion into Common Stock

A.           All or any portion of the principal amount and all unpaid accrued interest of this Note shall be convertible into shares of the Company’s common stock share (the “Common Stock”), at the option of the Holder at any time or from time to time prior to the Maturity Date.  The number of shares of Common Stock issuable upon any conversion pursuant to this Section 3 shall equal the outstanding principal amount of this Note and all unpaid accrued interest to be converted, divided by $.03 and subject to adjustment from time to time under Section 5 (the “Conversion Price”). The Holder shall effect conversions under this Section 3 by delivering to the Company a conversion notice in substantially the form of Exhibit A hereto (the “Conversion Notice”).The date on which the Holder gives a Conversion Notice shall be the “Conversion Date.” If the Holder is converting less than all of the principal amount of this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a schedule indicating the principal amount that has not been converted.

B.           The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the conversion of this entire Note (taking into account the adjustments set forth in Section 5, free from preemptive rights or any other contingent purchase rights of any party other than the Holder.  The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

4.	Mechanics of Conversion

A.           Upon conversion of this Note, the Company shall, as soon as practicable (but in no event later than ten (10) days after the Conversion Date) issue or cause to be issued and cause to be delivered to the Holder as a certificate for the share of Common Stock issuable upon such conversion, with such restrictive legends as deemed necessary by the Company. The Holder, or any party so designated by the Holder to receive shares of Common Stock, shall be deemed to have become holder of record of such shares of Common Stock as of the Conversion Date.

B.           The Holder shall be required to deliver the original Note in order to effect a conversion hereunder. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a new note representing the remaining outstanding principal amount.

C.           The Company’s obligations to issue and deliver shares of Common Stock upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any party or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other party of any obligation to the Company or any violation or alleged violation of law by the Holder or any other party of any obligation to the Company or any violation or alleged violation of law by the Holder or any other party, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares of Common Stock.

D.           The Company shall not issue or cause to be issued fractional shares of Common Stock on conversion of this Note. If any fraction of a share of Common Stock would, except for the provisions of this Section 4, be issuable upon conversion of this Note, the number of shares of Common Stock to be issued will be rounded up to the nearest whole share.

5.           Certain Adjustments The Conversion Price is subject to adjustment from time to time as set forth in this Section 5.

A.           If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be appropriately and equitably adjusted to reflect such event. Any adjustment made pursuant to Section 5A(ii) or Section 5A(iii), shall become effective immediately after the effective date of such subdivision or combination.

B.           If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date of the determination of holders of Common Sock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made ( by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer ( as applicable) which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Note, provided however that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

C.           If the Common Stock issuable upon conversion of this Note at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in this Section), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made ( by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

D.           All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

E.           Upon the occurrence of each adjustment pursuant to this Section 5 the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

F.           If at any time or from time to time after the date hereof there shall be: (i) a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5 or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or (ii) the sale of all or substantially all of the Company’s properties or assets to any other person ( in each case, an “Organic Change”), then as a part of such Organic Change, the Holder shall have the right but not the obligation to demand prepayment of this Note together with all unpaid accrued interest.

G.           The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any to the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.

H.           If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating, or solicits shareholder approval for, any merger, consolidation or similar transaction in which the Company is not the surviving entity; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the Practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

6.           Notices  All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically ( including by email) or by messenger, addressed if to the Company, at its principal offices and if to the Holder, at the Holder’s most recent address recorded or the Company’s record books, or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 6 shall be effective upon the earlier of: (i) if mailed, seven (7) days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service upon delivery; (iv) if sent via fax, upon transmission and electronic confirmation of transmission; (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission and (vi) upon the actual receipt thereof.

7.	Covenants of Company

A.           The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

(i)           promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)           do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

(iii)           at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

(iv)           keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

(v)           at all times, keep true and correct books, records and accounts.

8.	Events of Default

A.           This Note shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called “Events of Default”, shall happen and be continuing:

(i)           default in the payment of the principal and accrued interest on this Note within thirty (30) days of when and as the same shall become due and payable, whether by acceleration or otherwise;

(ii)           default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Note or the Security Agreement, if such default shall continue uncured for thirty (30) days after written notice, specifying such default, shall have been given to the Company by the Holder of the Note;

(iii)           application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

(iv)           admission in writing of the Company’s inability to pay its debts as they mature;

(v)           general assignment by the Company for the benefit of creditors;

(vi)           filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

(vii)           entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within one hundred twenty (120) days.

B.           The Company agrees that notice of the occurrence of any event of default will be promptly given to the Holder t his or her registered address by certified mail.

C.           In case any one or more of the events of default specified above shall happen and be continuing, the Holder may proceed to protect and enforce his rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder.

9.	Miscellaneous

A.           This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company which provides for an aggregate of up to $500,000 in face amount of identical Notes to be issued (the “Offering Notes”).

B.           The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.  The registered owner of this Note shall have the right to transfer it by assignment, subject to the provisions elsewhere contained herein, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers an rights of the transferor.  Registration of any new owner shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment.  In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee.  This Note is transferable only on the books of the Company by the Holder hereof, in person or by his attorney, on the surrender hereof, duly endorsed.  Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communications.

C.           Payments of interest shall be made as specified above to the registered owner of this Note.  Payment of principal shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity.  No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

D.           The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

E.           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.  Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

F.           This Note shall be construed and enforced in accordance with the laws of the State of Nevada.

G.           No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporators, stockholders, officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

IN WITNESS WHEREOF, DOUBLE EAGLE HOLDINGS, LTD., has caused this Note to be signed in its name by an officer thereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD. A Nevada corporation

By:	/s/
Name
Title

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of this One Year 8% Senior Secured Convertible Note (the “Note”) into shares of common stock, (the “Common Stock”), of Double Eagle Holdings, Ltd., a Nevada corporation, according to the terms and conditions thereof, as of the date written below.

Date to Effect Conversion

Principal Amount owned prior to conversion

Principal Amount of Note to be converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Principal Amount of Note owned subsequent to Conversion

Name of Holder

By:
Name:
Title: